UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported)   April 11, 2001
                                                  ------------------
                                                    April 9, 2001
                                                  ------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on April 9, 2001 and is being filed herewith as a Regulation FD Disclosure.

PNM Board Amends Articles and Bylaws to Reflect Changes in State Law, Renames Planned Holding Company as "PNM Resources, Inc."

NM Governor Signs Law to Expedite Construction of New Power Plants

ALBUQUERQUE, N.M. April 9 2001 -The PNM, Public Service Company of New Mexico (NYSE:PNM), board of directors has amended PNM corporate bylaws and the articles of incorporation of a planned new holding company to conform with "shareholder friendly" changes the state Legislature made to New Mexico's Business Corporation Act this year, PNM Senior Vice President and General Counsel Patrick Ortiz said today.

The PNM board also amended the articles of incorporation to rename the proposed holding company "PNM Resources, Inc." The holding company was originally approved by shareholders last year as Manzano Corp. PNM is sole shareholder in the new holding company until a planned exchange of PNM shares for shares in the new holding company is complete.

The changes to PNM corporate bylaws and the articles of incorporation of the new holding company reduce the necessary standard for shareholder approval of mergers, acquisitions, share exchanges and certain other transactions from a two-thirds "super majority" to a simple majority of outstanding shares. "The simple majority rule improves shareholder control over a corporation, ensuring that a minority of the stockholders cannot block the will of the majority," Ortiz said.

PNM will ask shareholders to ratify the elimination of the supermajority voting provisions from the new holding company articles at PNM's annual shareholder meeting, scheduled for July 3, 2001, in Albuquerque. The elimination of the supermajority voting provisions in the holding company articles will not be effective unless approved by a majority of PNM's shareholders represented at the annual meeting. If ratified by shareholders, the changes will be applicable to shareholder approval of the company's proposed transaction with Western Resources.

PNM Resources will be activated through a mandatory exchange of all PNM common stock for PNM Resources common stock after state regulators have approved establishing the holding company. That approval is required by July 1, 2001, according to the recently enacted law which otherwise delays restructuring in New Mexico until 2007. When the exchange is complete, PNM Resources will own all outstanding common shares of Public Service Company of New Mexico

After the share exchange, PNM Resources will continue to trade under the market symbol PNM. Shareholders will not be required to turn in existing PNM stock certificates for PNM Resources certificates.

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

"Retaining PNM as part of our new name allows us to continue trading under the PNM symbol on the stock exchange and avoids possible investor confusion as we move forward with our proposed acquisition of Western Resources," Ortiz explained.

Another change to the holding company articles of incorporation approved by the PNM board reduces the number of shares of stock authorized from 170 million to 130 million, eliminating 40 million shares of preferred stock originally authorized. This amendment is intended to track the commitment made to shareholders last year that the new holding company would not issue more than 10 million shares of preferred stock without prior shareholder approval.

In other news of interest to investors, the company noted that New Mexico Gov. Gary Johnson has signed into law a bill intended to expedite the construction of new electric generating plants and transmission lines in the state. The new law requires the state Public Regulation Commission to rule on applications for siting major new plants and lines within six months of application, although transmission line siting approvals can be extended for an additional ten months if necessary to assure that important environmental values are not unduly impaired. Previously, there was no deadline for Commission action.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of the Company are based upon current expectations and are subject to risk and uncertainties. The Company assumes no obligation to update this information.

Because actual results may differ materially from expectations, the Company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system, and state and federal regulatory and legislative decisions and actions, including rulings issued by the New Mexico Public Regulation Commission pursuant to the Electric Utility Industry Restructuring Act of 1999 and the recently enacted delay bill and in other cases now pending or which may be brought before the commission and any action by the New Mexico Legislature to further amend or repeal that Act, or other actions relating to restructuring or stranded cost recovery, or federal or state regulatory, legislative or legal action connected with the California wholesale power market, could cause the Company's results or outcomes to differ materially from those indicated by such forward-looking statements in this filing.

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

In addition, factors that could cause actual results or outcomes related to the proposed acquisition of Western Resources to differ materially from those indicated by such forward looking statements include, but are not limited to, risks and uncertainties relating to: the possibility that shareholders of the Company and/or Western Resources will not approve the transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, the receipt of regulatory and other approvals of the transaction, that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended, changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return on equity and equity ratio limits, industry and rate structure, stranded cost recovery, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (including retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as tornadoes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous Western Resources SEC filings, and the impact of Protection One's financial condition on Western Resources' consolidated results.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  April 11, 2001                             /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)


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